UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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M3-Brigade Acquisition II Corp.

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On December 22, 2021, Syniverse Corporation released a video podcast with VP Investor Relations Stanley Martinez, summarizing investor Q&A from Syniverse’s meetings at the Barclays Global Technology, Media, and Telecommunications Conference. The transcript of the podcast is provided below.

“Hey there, this is Stanley Martinez, Head of IR at Syniverse, the world’s most connected company. Our CFO Simeon Irvine and I just finished a full day of eleven 1-1 meetings with investors at the Barclays Global Technology, Media, and Telecommunications Conference plus, a fun and engaging fireside chat. Now you can check out a replay of the chat on the MBAC investor relations website at www.m3-brigade.com.

For those of you who couldn’t attend the 1-1s, here’s a brief recap of the major topics we covered and questions and answers you would’ve otherwise missed.

First, investors were interested in understanding why trends in our Enterprise Segment in Q3, where we saw acceleration in revenue were different from some of our public CPaaS peers that called out sequential deceleration in organic growth. It’s a good question and there’s several reasons all related to differences in relative mix. First, from our side, growth in Q3 was led by wholesale revenue in A2P messaging volumes in Asia Pacific emanating from a relatively recent customer relationship. By nature, wholesale and/or volumes terminated in Asia Pacific tend to be volatile from quarter to quarter. Another reason is that, compared to CPaaS peers we believe that our mix of wholesale, or aggregation A2P revenues relative to retail A2P and CPaaS revenues, is higher. Also, we don’t aggressively compete for some of the low-margin webscale traffic that faced repricing headwinds in Q3 some of our peers called out. The good news is that we’re on-track to continue growing in our Enterprise Segment in line with the CPaaS sector at approximately 30% CAGRs as Global Fortune 2000 companies look to Syniverse to accelerate their digital transformation through messaging apps. As our Enterprise Segment President, Chris Rivera, likes to say, the future of conversational, two-way messaging needs Carrier grade 5-9s quality at global scale, so it needs Syniverse.

Talking of Carrier, investors asked about the turnaround in that segment. We reiterated that we conservatively estimate a 5% revenue CAGR comprised of 1% from abatement of Covid-19 headwinds, 2% from 5G volumes and 2% from new 5G use-cases. Now, it’s that last category that has the highest possibility of flexing to the upside due to the new, innovative solutions we’re excited to be offering. One example is Evolved Mobility or 3G VoLTE roaming that allows Carriers to refarm 3G spectrum for 5G. Carriers save 3G network opex and capex and preserve their 3G roaming profit pools while accelerating their 5G spectrum deployments. This is a solution that ONLY Syniverse can offer. So, we’re looking forward to reporting on our progress in January with Q4 and full year results, along with our 2022 guidance.

On the Twilio front, we continue to focus on executing the investments guided to last quarter to scale their A2P and 10DLC volumes after closing our transaction and partnership agreement. Incremental Twilio business wasn’t meaningful to the Q3 momentum that supported our 10% raise to full-year revenue guidance. In our projections to 2025, only about 30% of the growth comes from Twilio. We’ll explore opportunities to scale our framework agreement with them outside North America and leveraging our direct connections in Asia-Pac and Europe once the merger with MBAC and Twilio’s investment in and expanded partnership with us kicks off and we think it could be a win-win for both sides.

Finally, on transaction timing, we told investors that we’ve received our second round of questions from the SEC’s review of our proxy filing and subject to the definitization of the proxy, we’re now looking towards a special MBAC shareholder vote in Q1 2022. We’re working hard to answer the SEC’s questions and provide prospective investors like you the transparent and fulsome information you have every right to review. So, we’re moving with alacrity and optimism towards returning to public equity ownership under ticker symbol SYNV on the NYSE in the current quarter.

We maintain an “open door” policy to all investors. So, if you’d like a meeting with me or company management, send an SMS to +18136141070 . Keep checking the MBAC IR website, or in the new year, our video FAQs once we launch www.investors.syniverse.com. There you’ll also soon be able to sign up for IR messaging alerts powered by Syniverse CPaaS.

Thanks for tuning in and see you down the line at a future conference. Take care and good-bye from

Tampa!”

Forward-Looking Statements

This briefing may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This briefing shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This briefing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.